UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section   13(a) of the Exchange Act.    ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Westwater Resources, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2021. At the Annual Meeting, the Company’s stockholders approved an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (as amended, the “2013 OIP”). The amendment to the 2013 OIP became effective upon stockholder approval and increased by 1,500,000 the number of shares available under the 2013 OIP, as described under Proposal 2 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission (“SEC”) on March 26, 2021, which description is incorporated herein by reference.

The foregoing description of the amended 2013 OIP is qualified in its entirety by reference to the text of the amended 2013 OIP, which is set forth in Appendix B to the Company’s definitive proxy statement filed on Schedule 14A with the SEC on March 26, 2021.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders on May 21, 2021. The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 15,077,133, representing approximately 47% of the 32,336,315 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1.Approval of Share Issuance

By the vote reflected below, the stockholders approved the issuance of more than 19.99% of the Company’s issued and outstanding stock pursuant to a purchase agreement entered into between the Company and Lincoln Park Capital Fund, LLC on December 4, 2020:

For	Against	Abstain	Broker Non-Votes
3,989,513	947,136	63,066	10,077,418

Proposal 2.Approval of an Amendment to the 2013 Omnibus Incentive Plan

By the vote reflected below, the stockholders approved an amendment to the 2013 OIP to increase the authorized number of shares of common stock available and reserved for issuance under such plan by 1,500,000 shares. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
4,209,758	741,683	48,274	10,077,418

Proposal 3.Election of Directors

The stockholders elected all five nominees at the Annual Meeting to serve as directors until the Company’s Annual Meeting of Stockholders in 2022.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Terence J. Cryan	4,651,610	348,105	10,077,418
Christopher M. Jones	4,713,629	286,086	10,077,418
Karli S. Anderson	4,699,419	300,296	10,077,418
Tracy D. Pagliara	4,700,166	299,549	10,077,418
Deborah A. Peacock	4,705,028	294,687	10,077,418

Proposal 4.Advisory Approval of the Compensation of the Named Executive Officers

The stockholders approved, on advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
4,201,567	659,110	139,038	10,077,418

Proposal 5.Ratification of the Appointment of the Independent Registered Public Accountants

The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,345,682	629,765	101,686	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2021

WESTWATER RESOURCES, INC.

By:     /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer